Exhibit 21 to 2013 10-Q

Convergys Corporation Direct and Indirect Subsidiaries
June 30, 2013

Entity Name	Jurisdiction
Convergys Corporation	Ohio
Asset Ohio Fourth Street LLC	Ohio
Convergys Software Service (Beijing) Ltd.	Peoples Republic of China
Convergys Government Solutions LLC	Ohio
Convergys Customer Management Group Inc.	Ohio
Convergys Customer Management Australia Pty Ltd	Australia
Convergys Customer Management Colombia S.A.S.	Colombia
Convergys Cyprus Limited	Cyprus
Nodisko Trading Limited	Cyprus
Rosas Limited	Cyprus
Convergys Funding Inc.	Kentucky
Convergys Customer Management International Inc.	Ohio
Convergys Customer Management Group Canada Holding Inc. (99.84%)	Delaware
CCM Limited Partner ULC	Nova Scotia, Canada
Convergys CMG Canada Limited Partnership (99% LP)	Manitoba, Canada
Convergys New Brunswick, Inc.	New Brunswick, Canada
Convergys CMG Canada Limited Partnership (1% GP)	Manitoba, Canada
Convergys Customer Management Delaware LLC	Delaware
Convergys Services Denmark ApS	Denmark
Convergys Korea Limited (51%)	Korea
Convergys Customer Management Mexico S. de R.L. de C.V. (1%)	Mexico
Convergys Mexico S. de R. L. de C. V. (0.03%)	Mexico
Convergys Customer Management Netherlands B.V.	Netherlands
Convergys CMG UK Limited	United Kingdom
PT Convergys Customer Management Indonesia (1%)	Indonesia
Convergys International B.V.	Netherlands
Convergys Philippines Services Corporation	Philippines
Convergys Singapore Holdings Pte. Ltd.	Singapore
Convergys Malaysia Sdn Bhd (fka Datacom South East Asia (M) Sdn. Bhd.)	Malaysia
Convergys Malaysia (Philippines) Sdn Bhd (fka Datacom Connect (Phil) Sdn Bhd)	Malaysia
Intervoice, LLC (30%)	Texas
Encore Receivable Management, Inc.	Kansas
Convergys India Services Private Limited	India
Convergys International Solutions (Mauritius) Limited	Mauritius
Convergys CMG Insurance Services LLC	Ohio
Convergys Learning Solutions Inc.	Delaware
DigitalThink (India) Pvt. Ltd.	India

Convergys Customer Management Group Canada Holding Inc. (0.16%)	Delaware
Convergys Customer Management Mexico S. de R.L. de C.V. (99%)	Mexico
Convergys Employee Care Puerto Rico, LLC	Puerto Rico
Intervoice, LLC (70%)	Texas
Edify LLC	Delaware
Intervoice GP, Inc.	Nevada
Intervoice Limited Partnership (1%)	Nevada
Intervoice LP, Inc.	Nevada
Intervoice Limited Partnership (99%)	Nevada
Intervoice Acquisition Subsidiary, Inc.	Nevada
Intervoice Colombia Ltda. (6%)	Colombia
Intervoice do Brasil Comerico Servicos e Partipacoes Ltda. (0.1%)	Brazil
Intervoice Colombia Ltda. (94%)	Colombia
Intervoice do Brasil Comerico Servicos e Partipacoes Ltda. (99.9%)	Brazil
Brite Voice Systems, LLC	Kansas
Intervoice Pte Ltd.	Singapore
Intervoice Limited	United Kingdom
Intervoice GmbH	Germany
PT Convergys Customer Management Indonesia (99%)	Indonesia

• All subsidiaries conduct business under their legal name.